NeoStem Raises $5 Million in Registered Direct Offering

Press Release Source: NeoStem, Inc. On Friday June 25, 2010, 3:02 pm EDT

NEW YORK, June 25 /PRNewswire-Asia-FirstCall/ -- NeoStem, Inc. (NYSE Amex: NBS) ("NeoStem" or the "Company"), an international biopharmaceutical company with operations in the U.S. and China, announced today that the Company has entered into definitive agreements with certain accredited investors (the "Investors") to sell in a registered direct offering 2,325,582 units with an aggregate gross offering price of $5 million. Each unit was priced at $2.15 and consists of one share of common stock and a warrant which will allow the Investor, for a period of two years, to purchase .25 share of common stock at a per share price of $2.75. The warrants may be called by the Company in the event that the common stock trades over $4.50 for 10 consecutive trading days. If fully exercised the warrants would result in additional gross proceeds to the Company of $1,598,837.

On the conclusion of the direct offering, Dr. Robin Smith, Chairman and CEO noted, "We were pleased by the participation of new institutional investors. We remain committed to expanding our revenue opportunities in China, both through our pharmaceutical business and recently launched adult stem cell initiatives." The Company intends to use the net proceeds from this offering for the construction of lab facilities in China, stem cell-related research and development projects, development and licensing of new pharmaceutical products in China, and for working capital and general corporate purposes and the Company's future growth through potential acquisitions.

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq:RODM - News), acted as the Company's exclusive placement agent in connection with the offering.

The Company expects to use the net proceeds for general working capital purposes. The offering is expected to close on or around June 30, 2010, subject to customary closing conditions.

The shares and warrants in this offering are being issued under a shelf registration statement declared effective by the Securities and Exchange Commission (the "SEC") on May 11, 2010. A prospectus supplement related to the public offering will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from Rodman & Renshaw, LLC, 1251 Avenue of the Americas 20th Floor, New York, NY 10020 or by calling (212) 356-0549. An electronic copy of the prospectus is also available on the SEC's web-site at http://www.sec.gov ..

For more detailed information on this financing, please refer to the Company's Form 8-K and related exhibits to be filed with the SEC on or around June 25, 2010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NeoStem, Inc.

NeoStem, Inc. is engaged in the development of stem cell-based therapies, pursuit of anti-aging initiatives and building of a network of adult stem cell collection centers in the U.S. and China that enable people to donate and store their own (autologous) stem cells for potential personal use in times of future medical need. The Company is also the licensee of various stem cell technologies, including a worldwide exclusive license to VSEL(TM) Technology, which uses very small embryonic-like stem cells shown to have several physical characteristics that are generally found in embryonic stem cells, and is pursuing the licensing of other technologies for therapeutic use. NeoStem's majority-controlled Chinese pharmaceutical operation, Suzhou Erye, manufactures and distributes generic antibiotics in China. For more information, please visit: http://www.neostem.com ..

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward looking statements include statements herein with respect to the success of lab construction, new stem cell projects and new pharmaceutical development and licensing, about which no assurances can be given. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010 as well as other periodic filings made with the Securities and Exchange Commission. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

For more information, please contact:

NeoStem, Inc.
Robin Smith, CEO
Phone: +1-212-584-4174
Email: rsmith@neostem.com
Web:   http://www.neostem.com

CCG Investor Relations, Inc.
Crocker Coulson, President
Phone: +1-646-213-1915
Email: crocker.coulson@ccgir.com